O C W E N


      Certification Regarding Compliance with Applicable
                       Servicing Criteria


I. Ocwen Loan Servicing, LLC ("Ocwen") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph
      (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2006 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include assetbacked securities transactions for which Ocwen acted as servicer involving residential mortgage loans other than transactions closing prior to the effective date of Regulation AB (the "Platform") as set forth in Appendix B hereto;

2. Ocwen has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and Ocwen elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 4 below, Ocwen used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Ocwen based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. Ocwen has complied, in all material respects, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole;

6. Ocwen has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole;

7. Ocwen has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole; and

8. Crowe Chizek and Company LLC, a registered public accounting firm, has issued an attestation report on Ocwen's assessment of compliance with the applicable servicing criteria for the Reporting Period.



March 8, 2007
                                            Ocwen Loan Servicing, LLC
                                            By:/s/ Ronald Servicing, LLC
                                            ------------------------------
                                            Name: Ronald M. Faris
                                            Title: President








                                    Appendix A


--------------------------------------------------------------------------------------------------------------------------------
                               Servicing Criteria                                Applicable Servicing       Inapplicable
                                                                                       Criteria               Servicing
                                                                                                              Criteria
--------------------------------------------------------------------------------------------------------------------------------
  Reference                                  Criteria                                     Performed   Performed by
                                                                                             by       subservicer      NOT
                                                                                          Vendor(s)   or vender(s)  Performed
                                                                                          for which   for which        by
                                                                                           Ocwen is    Ocwen is     Ocwen or
                                                                                             the        NOT the         by
                                                                               Performed  Responsible Responsible subservicer(s)
                                                                               Directly     Party       Party       or vendor(s)
                                                                                  by                               retained by
                                                                                 Ocwen                                Ocwen
--------------------------------------------------------------------------------------------------------------------------------
                               General Servicing Considerations
--------------------------------------------------------------------------------------------------------------------------------
                  Policies and procedures are instituted to monitor any           X
                  performance or other triggers and events of default in
1122(d)(1)(i)     accordance with the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  If any material servicing activities are outsourced to          X
                  third parties, policies and procedures are instituted to
                  monitor the third party's performance and compliance with
1122(d)(1)(ii)    such servicing activities.
--------------------------------------------------------------------------------------------------------------------------------
                  Any requirements in the transaction agreements to maintain a                                            X
1122(d)(1)(iii)   back-up servicer for the pool assets are maintained,
--------------------------------------------------------------------------------------------------------------------------------
                  A fidelity bond and errors and omissions policy is in effect    X
                  on the party participating in the servicing function
                  throughout the reporting period in the amount of coverage
                  required by and otherwise in accordance with the terms of the
1122(d)(1)(iv)    transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                       Cash Collection and Administration
--------------------------------------------------------------------------------------------------------------------------------
                  Payments on pool assets are deposited into the                  X(1)                      X(1)
                  appropriate custodial bank accounts and related bank
                  clearing accounts no more than two business days following receipt, or such other number of days specified in the
1122(d)(2)(i)     transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  Disbursements made via wire transfer on behalf of an obligor    X
1122(d)(2)(ii)    or to an investor are made only by authorized personnel.
--------------------------------------------------------------------------------------------------------------------------------
                  Advances of funds or guarantees regarding collections, cash     X
                  flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as
1122(d)(2)(iii)   specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  The related accounts for the transaction, such as cash          X
                  reserve accounts or accounts established as a form of
                  overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)    transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  Each custodial account is maintained at a federally insured     X
                  depository institution as set forth in the transaction
                  agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-l(b)(l) of the Securities
1122(d)(2)(v)     Exchange Act.
--------------------------------------------------------------------------------------------------------------------------------

----------

(1) Both Regulus Group LLC and Ocwen perform aspects of this servicing criteria Regulus is responsible for depositing any checks received into the paymentdeposit account. Ocwen is responsible for other forms of payments, and the sweeping of funds deposited in the payment deposit account to the appropriate deal level custodial bank accounts.


--------------------------------------------------------------------------------------------------------------------------------
                               Servicing Criteria                                Applicable Servicing       Inapplicable
                                                                                       Criteria               Servicing
                                                                                                              Criteria
--------------------------------------------------------------------------------------------------------------------------------
  Reference                                  Criteria                                     Performed   Performed by
                                                                                             by       subservicer      NOT
                                                                                          Vendor(s)   or vender(s)  Performed
                                                                                          for which   for which        by
                                                                                           Ocwen is    Ocwen is     Ocwen or
                                                                                             the        NOT the         by
                                                                               Performed  Responsible Responsible subservicer(s)
                                                                               Directly     Party       Party       or vendor(s)
                                                                                  by                               retained by
                                                                                 Ocwen                                Ocwen
--------------------------------------------------------------------------------------------------------------------------------
                  Unissued checks are safegaurded so as to prevent
1122(d)(2)(vi)    unauthorized access.                                              X(2)                X(2)
--------------------------------------------------------------------------------------------------------------------------------
                  Reconciliations are prepared on a monthly basis for all           X
                  asset-backed securities related bank accounts, including
                  custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transactidn
                  agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain
                  explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original
                  identification, or such other number of days specified in
1122(d)(2)(vii)   the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
                       Investor Remittances and Reporting
---------------------------------------------------------------------------------------------------------------------------------
                  Reports to investors, including those to be filed with the        X(3)
                  Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the
1122(d)(3)(i)     Servicer.
---------------------------------------------------------------------------------------------------------------------------------
                  Amounts due to investors are allocated and remitted in            X(3)
                  accordance with timeframes, distribution priority and other
1122(d)(3)(ii)    terms set forth in the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
                  Disbursements made to an investor are posted within two           X(3)
                  business days to the Servicer's investor records, or such
1122(d)(3)(iii)   other number of days specified in the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
                  Amounts remitted to investors per the investor reports            X(3)
                  agree with cancelled checks, or other form of payment, or
1122(d)(3)(iv)    custodial bank bank.
---------------------------------------------------------------------------------------------------------------------------------

----------

(2) Assurant, Inc. and Ocwen each issue checks and maintain unissued checks. Assurant issues checks for the insurance advances, while
      Ocwcn issues all other checks.
(3) Ocwen has determined for purposes of assessing the servicing criteria listed in Items 1122(d)(3)(i)-(iv) that, pursuant to the Securities and Exchange Commission Telephone Interpretation 1103, the term "investor" as used in those Items does not pertain to the entity to which Ocwcn provides the applicable information (i.e. Master Servicer, Trustee, etc.) and includes certificate and bond holders. Consequently, the information regarding such Items provided herein relates to Ocwen's provision of such information to the entity who ultimately disseminates such information to the investors.


--------------------------------------------------------------------------------------------------------------------------------
                               Servicing Criteria                                Applicable Servicing       Inapplicable
                                                                                       Criteria               Servicing
                                                                                                              Criteria
--------------------------------------------------------------------------------------------------------------------------------
  Reference                                  Criteria                                     Performed   Performed by
                                                                                             by       subservicer      NOT
                                                                                          Vendor(s)   or vender(s)  Performed
                                                                                          for which   for which        by
                                                                                           Ocwen is    Ocwen is     Ocwen or
                                                                                             the        NOT the         by
                                                                               Performed  Responsible Responsible subservicer(s)
                                                                               Directly     Party       Party       or vendor(s)
                                                                                  by                               retained by
                                                                                 Ocwen                                Ocwen
--------------------------------------------------------------------------------------------------------------------------------
                Statements.

                           Pool Asset Administration
---------------------------------------------------------------------------------------------------------------------------------
                  Collateral or security on pool assets is maintained as           X
                  required by the transaction agreements or related pool asset
1122(d)(4)(i)     loan documents.
---------------------------------------------------------------------------------------------------------------------------------
                  Pool assets and related documents are safeguarded as             X
1122(d)(4)(ii)    required by the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
                  Any additions, removals or substitutions to the asset pool       X
                  are made, reviewed and approved in accordance with any
1122(d)(4)(iii)   conditions or requirements in the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
                  Payments on pool assets, including any payoffs, made in          X(4)                 X(4)
                  accordance with the related pool asset documents are
                  posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in
1122(d)(4)(iv)    accordance with the related pool asset documents.
---------------------------------------------------------------------------------------------------------------------------------
                  The Servicer's records regarding the pool assets agree           X
                  with the Servicer's records with respect to an obligor's
1122(d)(4)(v)     unpaid principal balance.
---------------------------------------------------------------------------------------------------------------------------------
                  Changes with respect to the terms or status of an obligor's      X
                  pool assets (e.g., loan modifications or re-agings) are
                  made, reviewed and approved by authorised personnel in
                  accordance with the transaction agreements and related pool
1122(d)(4)(vi)    asset documents.
---------------------------------------------------------------------------------------------------------------------------------
                  Loss mitigation or recovery actions (e.g., forbearance plans,    X
                  modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
1122(d)(4)(vii)   requirements established by the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
                  Records documenting collection efforts are maintained during     X
                  the period a pool asset is delinquent in accordance with
                  the transaction agreements. Such records arc maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for
                  example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness
1122(d)(4)(viii)  or unemployment).
---------------------------------------------------------------------------------------------------------------------------------
                  Adjustments to interest rates or rates of return for pool       X
                  assets with variable rates are computed based on the related
1122(d)(4)(ix)    pool asset documents.
---------------------------------------------------------------------------------------------------------------------------------

----------

(4) Regulus transmits a daily data file that represents payments received for the current day to Oewen. Ocwen then loads the data file received from Regulus in its servicing system, which then applies the finds in accordance with the terms of the related transaction agreements.



--------------------------------------------------------------------------------------------------------------------------------
                               Servicing Criteria                                Applicable Servicing       Inapplicable
                                                                                       Criteria               Servicing
                                                                                                              Criteria
--------------------------------------------------------------------------------------------------------------------------------
  Reference                                  Criteria                                     Performed   Performed by
                                                                                             by       subservicer      NOT
                                                                                          Vendor(s)   or vender(s)  Performed
                                                                                          for which   for which        by
                                                                                           Ocwen is    Ocwen is     Ocwen or
                                                                                             the        NOT the         by
                                                                               Performed  Responsible Responsible subservicer(s)
                                                                               Directly     Party       Party       or vendor(s)
                                                                                  by                               retained by
                                                                                 Ocwen                                Ocwen
--------------------------------------------------------------------------------------------------------------------------------
                  Regarding any funds held in trust for an obligor (such as         X
                  escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an
                  annual basis, or such other period specified in the
                  transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool
                  asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days
1122(d)(4)(x)     specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  Payments made on behalf of an obligor (such as tax or             X(5)                  X(5)
                  insurance payments) are made on or before the related
                  penalty or expiration dates, as indicated on the
                  appropriate bills or notices for such payments, provided
                  that such support has been received by the servicer at
                  least 30 calendar days prior to these dates, or such other
1122(d)(4)(xi)    number of days specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  Any late payment penalties in connection with any payment         X(6)                  X(6)
                  to be made on behalf of an obligor are paid from the
                  Servicer's funds and not charged to the obligor, unless the
1122(d)(4)(xii)   late payment was due to the obligor's error or omission.
--------------------------------------------------------------------------------------------------------------------------------
                  Disbursements made on behalf of an obligor are posted             X(7)                  X(7)
                  within two business days to the obligor's records maintained by the servicer, or such other number of days specified in
1122(d)(4)(xiii)  the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  Delinquencies, charge-offs and uncollectible accounts are         X
                  recognized and recorded in accordance with the transaction
1122(d)(4)(xiv)   agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  Any external enhancement or other support, identified in Item                                          X
                  1114(a)(1) through (3) or Item 1115 of Regulation AB, is
1122(d)(4)(xv)    maintained as set forth in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------

----------

5. Assurant, Inc. and First American Real Estate Solutions of Texas, L.P. ("First American") transmit daily data files for insurance and taxes, respectively, which represent payments received for the current day to Ocwen. Ocwen loads the data files into its servicing system, which records the disbursements in the system and then sends the applicable funds via mail or wire.

6. First American identifies late payments and includes them as of the daily data transmissions. Ocwen identifies late payments in the data transmissions and credits to the borrower's applicable account on its servicing system. Ocwen also maintains control reports to identify any late payments not identified by First American.

7. First American transmits daily data files that represent disbursements required to be made by Ocwen. Ocwen loads the stat file into its servicing system and records the disbursements on the system.



                         APPENDIX B

                          Deal Name.
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP2
ACE Securities Corp. Home Equity Loan Trust, Series 2006-SL1
ACE Securities Corp. Home Equity Loan Trust, Series 2006-SL2
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP3
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP4
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP5
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP6
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASL1
ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE1
ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE2
ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE3
ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4
ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD1
ACE Securities Corp. Home Equity Loan Trust. Series 2006-SD2
ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3
ACE Securities Corp. Home Equity Loan Trust, Series 2006-SL3
BanCap Asset Securitization Issuance Corporation, Mortgage Loan Assets Bravo Mortgage Asset Backed Pass-Through Certificates, Series 2006-1 Citigroup Mortgage Loan Trust Inc. Asset-Backed Pass-Through
Certificates, Series 2006-HE3
CS Home Equity Mortgage Trust Series 2006-3
CS Home Equity Mortgage Trust Series 2006-4
CS Home Equity Mortgage Trust Series 2006-5
CSFB Home Equity Asset Trust 2006-2
CS Home Equity Mortgage Trust Series 2006-1
CS Home Equity Mortgage Trust Series 2006-2
Credit Suisse Seasoned Loan Trust 2006-1
GSAA Home Equity Trust 2006-Si
GSAMP Trust 2006-NC2
GSAMP Trust 2006-S2
GSAMP Trust 2006-S3
GSAMP Trust 2006-S4
OSAMP Trust 2006-S5
GSAMP Trust 2006-56
GSAMP Trust 2006-SD2
GSAMP Trust 2006-SD3
GSAMP Trust 2006-SEAl
GSRPM Mortgage Loan Trust 2006-2








                 Deal Name
MASTR Asset Backed Securities Trust 2006-AM1
MASTR Asset Backed Securities Trust 2006-AM3
Nomura Asset Acceptance Corporation Series 2006-S1
Nomura Asset Acceptance Corporation Series 2006-S2
Nomura Asset Acceptance Corporation Series 2006-S3
Nomura Asset Acceptance Corporation Series 2006-S4
Nomura Asset Acceptance Corporation Series 2006-S5
Nomura Home Equity Loan, Inc., Series 2006-HE1
Nomura Home Equity Loan, Inc., Series 2006-HE2
Nomura Home Equity Loan, Inc., Series 2006-HE3
Renaissance Home Equity Loan Trust 2006-1
Renaissance Home Equity Loan Trust 2006-2
Renaissance Home Equity Loan Trust 2006-3
Renaissance Home Equity Loan Trust 2006-4
ResMAE Asset Backed Pass-Through Certificates, Series 2006-1
Structured Asset Investment Loan Trust Mortgage Pass-Through
Certificates, Series 2006-4
Structured Asset Securities Corporation Mortgage Pass-Through
Certificates, Series 2006-S2
Soundview Home Loan Trust 2007-EQ2
Soundview Home Loan Trust 2006-NLCl